Exhibit 99.1

Verisign Reports 14% Year-Over-Year Revenue Growth in Third Quarter 2011

DULLES, VA – Oct. 27, 2011 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today reported financial results for the third quarter ended Sept. 30, 2011.

Third Quarter GAAP Financial Results

VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $197 million for the third quarter of 2011, up 4% from the prior quarter and up 14% from the same quarter in 2010. Verisign reported net income of $59 million and diluted earnings per share of $0.36 for the third quarter of 2011. This is compared to net income attributable to Verisign stockholders of $785 million and earnings per share attributable to Verisign stockholders of $4.48 on a diluted basis in the same quarter in 2010, which included a net gain of $737 million, net of tax of $244 million, on the sale of the Authentication Services business. The operating margin was 45.2% for the third quarter of 2011 compared to 34.8% for the same quarter in 2010.

Third Quarter Non-GAAP Financial Results

Verisign reported net income of $64 million and diluted earnings per share of $0.39 for the third quarter of 2011, compared to net income of $49 million and diluted earnings per share of $0.28 in the same quarter in 2010. The operating margin was 50.1% for the third quarter of 2011 compared to 43.1% for the same quarter in 2010. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“The third quarter was another solid quarter marked by continued strong operating and financial performance,” said Jim Bidzos, executive chairman, president and chief executive officer of Verisign.

“We remain committed to our long-term financial priorities of growth and a strong balance sheet,” said John Calys, interim chief financial officer of Verisign.

In addition, Verisign announced that the company will not be conducting a search for a new chief executive officer and that Jim Bidzos will stay in this role going forward.

Financial Highlights

•	During the third quarter of 2011, Verisign repurchased approximately 7.9 million shares of the company’s common stock for a cost of $235 million.

•

Verisign ended the third quarter of 2011 with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.239 billion, a decrease of $160 million from the prior quarter and a decrease of $1.313 billion from the same quarter in 2010.

•

Cash flow from operations was $108 million for the third quarter of 2011. Excess tax benefits of $1 million for the third quarter of 2011 that are associated with stock-based compensation were classified as financing cash flows.

•	Deferred revenues ended the third quarter of 2011 totaling $723 million, an increase of $9 million from the prior quarter and $69 million from the same quarter in 2010.

•	Capital expenditures were $34 million in the third quarter of 2011.

Business and Corporate Highlights

•	Verisign Registry Services ended the quarter with 112 million active domain names in the adjusted zone for .com and .net, representing an 8% increase year-over-year.

•	In the third quarter of 2011, Verisign processed 7.9 million new domain name registrations, representing a 6% increase year-over-year.

•	On Sept. 26, 2011 Verisign announced that the company had appointed John Calys, vice president and controller to the additional position of interim chief financial officer.

•	Verisign ended the third quarter of 2011 with 1,010 employees, compared to 1,040 at the end of the prior quarter.

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income attributable to Verisign stockholders is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Today’s Conference Call

Verisign will host a live teleconference call today at 4:30 p.m. Eastern Time to review the third quarter results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-0421 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available on the Investor Relations section of the Verisign website at www.verisigninc.com. A telephone replay of this call will remain available at (888) 203-1112 or (719) 457-0820 (passcode: 5408944) for one week after the conference call. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the Verisign website at www.verisigninc.com.

About Verisign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the inability of Verisign to successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives; potential introduction of new gTLDs; the uncertainty of whether the .com Registry Agreement renewal will occur by December 1, 2012, if at all; and when a Chief Financial Officer will be named. More information about potential factors that could affect the company’s business and financial results is included in Verisign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2011 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$1,202,788	$1,559,628
Marketable securities	32,136	501,238
Accounts receivable, net	14,831	14,874
Deferred tax assets and other current assets	113,935	102,217

Total current assets	1,363,690	2,177,957

Property and equipment, net	205,304	190,319
Goodwill and other intangible assets, net	54,172	55,146
Other assets	34,543	20,584

Total long-term assets	294,019	266,049

Total assets	$1,657,709	$2,444,006

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$137,307	$195,235
Deferred revenues	501,924	457,478

Total current liabilities	639,231	652,713

Long-term deferred revenues	221,019	205,560
Convertible debentures, including contingent interest derivative	586,566	581,626
Long-term deferred tax liabilities	336,880	309,696
Other long-term liabilities	40,751	17,981

Total long-term liabilities	1,185,216	1,114,863

Total liabilities	1,824,447	1,767,576

Commitments and contingencies

Stockholders’ (deficit) equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 316,351 at September 30, 2011 and 313,313 at December 31, 2010; Outstanding shares: 159,032 at September 30, 2011 and 172,736 at December 31, 2010	316	313
Additional paid-in capital	20,110,522	21,040,919
Accumulated deficit	(20,274,391)	(20,363,468)
Accumulated other comprehensive loss	(3,185)	(1,334)

Total stockholders’ (deficit) equity	(166,738)	676,430

Total liabilities and stockholders’ (deficit) equity	$1,657,709	$2,444,006

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$196,965	$172,286	$568,332	$501,749

Costs and expenses:
Cost of revenues	41,694	39,751	123,230	118,411
Sales and marketing	25,090	18,412	69,660	62,861
Research and development	13,488	14,468	40,156	40,483
General and administrative	24,775	33,514	86,610	101,155
Restructuring charges	2,971	6,269	12,160	14,042

Total costs and expenses	108,018	112,414	331,816	336,952

Operating income	88,947	59,872	236,516	164,797
Interest expense	(11,797)	(12,140)	(135,473)	(36,104)
Non-operating income, net	3,591	4,640	15,218	13,318

Income from continuing operations before income taxes	80,741	52,372	116,261	142,011
Income tax expense	(22,126)	(7,267)	(23,034)	(40,312)

Income from continuing operations, net of tax	58,615	45,105	93,227	101,699
Income (loss) from discontinued operations, net of tax	301	740,440	(4,150)	772,660

Net income	58,916	785,545	89,077	874,359
Less: Net income from discontinued operations, net of tax, attributable to noncontrolling interest in subsidiary	—	(642)	—	(2,887)

Net income attributable to Verisign stockholders	$58,916	$784,903	$89,077	$871,472

Basic income (loss) per share attributable to Verisign stockholders from:
Continuing operations	$0.36	$0.26	$0.56	$0.57
Discontinued operations	—	4.26	(0.03)	4.29

Net income	$0.36	$4.52	$0.53	$4.86

Diluted income (loss) per share attributable to Verisign stockholders from:
Continuing operations	$0.36	$0.26	$0.55	$0.56
Discontinued operations	—	4.22	(0.02)	4.26

Net income	$0.36	$4.48	$0.53	$4.82

Shares used to compute net income per share attributable to Verisign stockholders:
Basic	163,046	173,572	167,492	179,240

Diluted	163,902	175,034	169,176	180,634

Amounts attributable to Verisign stockholders:
Income from continuing operations, net of tax	$58,615	$45,105	$93,227	$101,699
Income (loss) from discontinued operations, net of tax	301	739,798	(4,150)	769,773

Net income attributable to Verisign stockholders	$58,916	$784,903	$89,077	$871,472

The following table presents the classification of stock-based compensation:
Cost of revenues	$1,443	$987	$5,279	$3,256
Sales and marketing	1,305	360	4,856	2,964
Research and development	1,094	1,508	3,965	3,812
General and administrative	2,528	4,944	16,306	15,429
Restructuring charges	723	931	5,701	1,043

Stock-based compensation for continuing operations	7,093	8,730	36,107	26,504
Discontinued operations	—	8,161	—	15,697

Total stock-based compensation expense	$7,093	$16,891	$36,107	$42,201

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$89,077	$874,359
Adjustments to reconcile net income to net cash provided by operating activities:
Net gain on sale of discontinued operations, net of tax	—	(735,491)
Depreciation of property and equipment and amortization of other intangible assets	41,455	53,379
Stock-based compensation	36,107	42,201
Excess tax benefit associated with stock-based compensation	(1,851)	(167,194)
Other, net	6,804	8,435
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	(38)	11,154
Deferred tax assets and other assets	(12,434)	2,074
Accounts payable and accrued liabilities	(7,338)	8,607
Deferred revenues	59,905	70,955

Net cash provided by operating activities	211,687	168,479

Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	543,503	239,680
Proceeds received from divestiture of businesses, net of cash contributed	—	1,165,030
Purchases of marketable securities and investments	(75,705)	(714,592)
Purchases of property and equipment	(63,444)	(68,646)
Other investing activities	(1,179)	(4,688)

Net cash provided by investing activities	403,175	616,784

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	41,510	56,442
Repurchases of common stock	(548,803)	(434,234)
Payment of dividends to stockholders	(463,498)	—
Excess tax benefit associated with stock-based compensation	1,851	167,194
Other financing activities	(1,117)	(736)

Net cash used in financing activities	(970,057)	(211,334)

Effect of exchange rate changes on cash and cash equivalents	(1,645)	9,100

Net (decrease) increase in cash and cash equivalents	(356,840)	583,029
Cash and cash equivalents at beginning of period	1,559,628	1,477,166

Cash and cash equivalents at end of period	$1,202,788	$2,060,195

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$140,047	$39,628

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2011		Three Months Ended September 30, 2010
	Operating Income	Net Income Attributable to Verisign Stockholders	Operating Income	Net Income Attributable to Verisign Stockholders
GAAP as reported	$88,947	$58,916	$59,872	$784,903
Discontinued operations		(301)		(739,798)
Adjustments:
Stock-based compensation	6,370	6,370	7,799	7,799
Amortization of other intangible assets	323	323	323	323
Restructuring charges	2,971	2,971	6,269	6,269
Unrealized (gain) loss on contingent interest derivative on Convertible Debentures		(250)		625
Non-cash interest expense		1,642		1,984
Tax adjustment		(5,413)		(13,545)

Non-GAAP as adjusted	$98,611	$64,258	$74,263	$48,560

Diluted shares		163,902		175,034

Per diluted share, non-GAAP as adjusted		$0.39		$0.28

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Revenues	$196,965	$189,844	$181,523	$178,829	$172,286

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30, 2011		Nine Months Ended September 30, 2010
	Operating Income	Net Income Attributable to Verisign Stockholders	Operating Income	Net Income Attributable to Verisign Stockholders
GAAP as reported	$236,516	$89,077	$164,797	$871,472
Discontinued operations		4,150		(769,773)
Adjustments:
Stock-based compensation	30,406	30,406	25,461	25,461
Amortization of other intangible assets	968	968	970	970
Restructuring charges	12,160	12,160	14,042	14,042
Contingent interest payment to holders of Convertible Debentures		100,020		—
Unrealized gain on contingent interest derivative on Convertible Debentures		(500)		(1,125)
Non-cash interest expense		4,985		5,635
Tax adjustment		(56,256)		(15,786)

Non-GAAP as adjusted	$280,050	$185,010	$205,270	$130,896

Diluted shares		169,176		180,634

Per diluted share, non-GAAP as adjusted		$1.09		$0.72

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.